Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-222580) of Globus Maritime Limited of our report dated March 28, 2019 , with respect to the consolidated financial statements of Globus Maritime Limited included in this Annual Report (Form 20-F) for the year ended December 31, 2018.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

March 28, 2019